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                                                             -- PRELIMINARY COPY

                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Joint Proxy/Prospectus contained in this registration statement on Form S-4 of our report, which includes an explanatory paragraph which states that specified circumstances raise substantial doubt about the ability of CableMaxx, Inc. to continue as a going concern, dated August 25, 1995, on our audits of the financial statements of CableMaxx, Inc. and the financial statements of Supreme Cable Co., Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                                /s/  COOPERS & LYBRAND L.L.P.

Austin, Texas
December 21, 1995